ARTICLES OF INCORPORATION
                                  OF
                             AMEXAN INC.

Know all men by these present;

That the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised Statues 78.090 inclusive, as amended, and certify that:

1.  The name of this corporation is:

Amexan, Inc.

2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

3. The nature of the business is to engage in any lawful activity.

4. The Capital Stock shall consist of 50,000,000 shares of common stock, $0.001 par value.

5. The members of the governing board of the Corporation shall be styled directors, of which there shall be no less than 1. The Directors of this Corporation need not be stockholders. The first Board of Directors is: Raymond Girard, whose address is 1700 E. Desert Inn Rd,, Suite 100, Las Vegas, NV 89109.

6.  This corporation shall have perpetual existence.

7. This Corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

8.  The resident agent of this Corporation shall be Raymond
Girard, 1700 E. Desert Inn Rd., Suite 100, Las Vegas, NV 89109.

9. The Capital Stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and, liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

10. No director or officer of the Corporation shall be personally liable to the Corporation of any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

11.  Except to the extent limited or denied by Nevada Revised
Statutes 78.265 Shareholders have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares, of this corporation.

I, the undersigned, being the incorporator herein above named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts within stated are true, and accordingly have hereunto set my hand this 28th day of October, 1993.


                             /s/   Raymond Girard
                             Raymond Girard
                             1700 E. Desert Inn Rd., Suite 100
                             Las Vegas, NV 89109

State of NEVADA

County of CLARK

On 28 October, 1993, personally appeared before me, a notary public, personally known to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she executed the instrument.


/s/
Signature

                 CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                          BY RESIDENT AGENT

In the matter of Amexan, Inc., 1, Raymond Girard, with address at: 1700 E. Desert Inn Rd., Suite 100, City of Las Vegas, County of Clark, State of Nevada 89109, hereby accept appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090. FURTHERMORE, that the principal office in this State is located at 1700 E. Desert Inn Rd., Suite 100, City of Las Vegas, County of Clark, State of Nevada 89109.

IN WITNES S WHEREOF, I have hereunto set my hand this 28th day of October, 1993.


                             /s/   Raymond Girard
                             Raymond Girard

NRS 78.090. Except any period of vacancy described in NRS 78.097, every corporation shall have a resident agent, who may either a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.